UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 28, 2014

Date of Report: (Date of earliest event reported)

 Cyanotech Corporation

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	000-14602 (Commission File Number)	91-1206026 (IRS Employer Identification Number)

73-4460 Queen Kaahumanu Highway, Suite #102, Kailua Kona, HI 96740

(Address of principal executive offices)

(808) 326-1353

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 28, 2014, the Company held its 2014 Annual Meeting of the Stockholders (the “Annual Meeting”). The Stockholders re-elected the Board of Directors and approved the proposals listed below. The final results for the votes regarding each item or proposal are set forth below. The proposals are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on July 18, 2014.

1.     To elect five directors among the nominees named in the proxy statement.

Name	Votes For	Votes Withheld	Broker Non-Votes
Brent D. Bailey	2,692,837	265,705	1,718,296
Ralph K. Carlton	2,551,836	406,706	1,718,296
Gerald R. Cysewski	2,577,736	380,806	1,718,296
Michael A. Davis	2,554,414	404,128	1,718,296
Walter B. Menzel	2,552,344	406,198	1,718,296

2.     To approve the 2014 Independent Director Stock Option and Restricted Stock Grant Plan (the “2014 Plan”), reserving a total of 350,000 authorized shares of the Common Stock of the Company for issuance of options and grants under the 2014 Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,138,344	806,000	14,198	1,718,296

3.     To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2015.

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,654,520	19,620	2,716	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYANOTECH CORPORATION

Dated: September 2, 2014	/s/ Jole Deal
	By:	Jole Deal
Vice President – Finance and
Administration, Chief Financial
Officer, Treasurer and Secretary